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                                                                     EXHIBIT 2.2

                                LANTRONIX, INC.

                           INVESTOR RIGHTS AGREEMENT

     This Investor Rights Agreement (the "Agreement") is made as of June 8, 2001 (the "Effective Date") by and among Lantronix, Inc., a Delaware corporation (the "Company") and David B. Cheever, Peter T. Henderson, Ross D. Capen, Kevin F. Keefe and Michael L. Canestri (the "Stockholders"), each set forth on Schedule
I. Each of the Stockholder's ownership of shares of the Company's capital stock and ownership of Registered Shares (as defined below) is set forth on Schedule I hereto.

     WHEREAS, the Company and the Stockholders desire to enter into this Agreement in connection with the merger of Lightwave Communications, Inc. into a subsidiary of the Company pursuant to that certain Agreement and Plan of Reorganization dated as of June 7, 2001 (the "Merger Agreement");

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.  Certain Definitions. All capitalized terms used and not otherwise
         -------------------
defined herein shall have the meanings given to them in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

         "Average Trading Price" shall mean the average closing trading price of Common Stock (as reported on www.nasdaq.com) during the ten-business day period
                             --------------
prior to the date the Common Stock is eligible to be registered on Form S-3.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock" means the Common Stock of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Holder" shall mean any of the Stockholders holding Registrable Securities.

         "Other Shares" shall mean Merger Shares (as such term is defined in the Merger Agreement) that are not Registrable Securities.

         "Registration Expenses" shall mean all expenses, except as stated in
Section 4.2 hereof, incurred by the Company in complying with Section 4.1 hereof, including, without limitation, all registration, qualification and filing fees, fees to auditors, printing expenses, fees and disbursements of counsel for the Company, disbursements of one (1) counsel to the Holders (the "Special Counsel") (such disbursements to the Special Counsel shall not exceed $7,500), blue sky
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fees and expenses (but excluding the compensation of regular employees of the
Company which shall be paid in any event by the Company); provided that Registration Expenses shall in no event include Selling Expenses.

         "Registrable Securities" means that number of shares of Common Stock that is identified as "Registrable Shares" on Schedule I, subject to Section 7.1 below.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 11.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar or successor federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of Registration Expenses, all reasonable fees and disbursements of counsel, accountants or other professional service providers to any Holder and any other expenses attributable to the Holders.

     2.  Restrictions on Transferability. The Common Stock and any other
         -------------------------------
securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall not be sold, assigned, transferred or pledged except in compliance with the provisions of the Securities Act. Each Stockholder will cause any proposed purchaser, assignee, transferee or pledgee of any such shares held by the Stockholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

     3.  Notice of Proposed Transfers. The holder of each certificate
         ----------------------------
representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such sale, transfer, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed sale, transfer, assignment or pledge in reasonable detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company (it being acknowledged that Gadsby Hannah LLP is acceptable counsel), to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the

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Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 11, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     4.  Registration.
         ------------

         4.1  S-3 Registration.
              ----------------

              (a)  Registration.  Except as provided in Section 7 below, the
                   ------------
Company shall file a registration statement on Form S-3 within sixty (60) days of the Common Stock being eligible for registration on Form S-3 and will use all reasonable best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would be necessary to permit the sale and distribution of the Registrable Securities. Notwithstanding anything to the contrary contained herein, if the underwriters chosen by the Holders pursuant to
Section 4.1(b) below have not limited the number of Registrable Securities or other securities to be underwritten and if the number of Registrable Securities and other securities that would otherwise have been included in such registration and underwriting will not thereby be limited, the Company shall be entitled, at its election, to join in any such registration with respect to securities to be offered by it or any other party designated by the Company. The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 4.1 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

              (b)  Underwriting. At the election of the Holders of a majority of
                   ------------
the Registrable Shares and the consent of the Company (which shall not be unreasonably withheld, the Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representatives of the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders, but subject to the Company's reasonable approval.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect as its sole remedy to withdraw therefrom by written notice given not less than thirty (30) days prior to the expected effective date of the registration statement filed in connection with such offering to the Company, the managing underwriter and the other Holders. If any Holder does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company or the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and such Registrable Securities shall thereafter constitute Other Shares and continue to be subject to the terms of this Agreement.

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     In the event a majority of the Holders elect to use an Underwriter in a registration pursuant to Section 4.1, the Company shall advise the Holders that the right of any Holder to registration pursuant to Section 4.1 shall be conditioned upon such Holder's participation in any underwriting arrangements elected by the Holders under this Section 4.1.

              (c)  Effective Registration Statement. A registration shall be
                   --------------------------------
deemed to have been effected and the Company's obligation under this Section 4.1 satisfied if a registration statement has become effective and such registration statement shall have been continuously effective for ninety (90) days or until all Registrable Securities covered thereby have been sold, if earlier.

         4.2  Expenses of Registration. All Registration Expenses incurred in
              ------------------------
connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company. All Selling Expenses, and any other expenses in connection with a registration to be borne by the Holders of such securities, shall be borne by the Holders whose shares are included in the registration pro rata on the basis of the number of their shares so registered.

         4.3  Registration Procedures.  The Company will:
              -----------------------

              (a) prepare and file with the Commission a registration statement with respect to such securities and use all reasonable best efforts to cause such registration statement to become and remain effective for ninety (90) days or until the distribution described in the registration statement has been completed, whichever first occurs; provided, that the Company shall permit the Special Counsel for the Holders to review and comment upon such registration statement;

              (b) furnish to the Holders participating in such registration and to any underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters might reasonably request in order to facilitate the public offering of such securities;

               (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary in the reasonable opinion of the Company to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; provided, that the Company shall permit Special Counsel for the Holders to review such amendments and supplements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K);

               (d) use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e)  furnish to Special Counsel to the Holders, without charge,
(i) any material correspondence from the Commission or its staff to the Company or its counsel relating to the registration statement, (ii) promptly after the same is prepared and filed with the Commission, one copy of any registration statement and any amendment(s) thereto, including financial statements

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and schedule and all exhibits and (iii) upon the effectiveness of any registration statement, six (6) copies of the prospectus included in such registration statement and all amendments and supplements thereto;

               (f) in the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and

               (g) notify the Special Counsel to the Holders and each Holder promptly (i) of any request of the Commission or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to such registration statement or related prospectus or for additional information, (ii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (v) that, in the judgment of the Board of Directors of the Company, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments, public filings with the Commission or similar events (which notice shall include the period of time, but not the substance of the event), and (vi) of the Company's reasonable determination that a post-effective amendment would be appropriate, and in each such event, each Holder shall forthwith discontinue disposition of such Registrable Securities covered by such registration statement or prospectus until such Holder's receipt of the copies of any supplemented or amended prospectus (or such earlier time as such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed); provided, that the Effective Period shall be extend by that length of time equal to the period between the Holders receipt of notice by the Company of an event contemplated by this subsection (g) and notice by the Company that distribution may recommence.

         4.4  Indemnification.
              ---------------

              (a) The Company will indemnify each Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they or any of them might become subject under the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and

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the Company will reimburse each such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action insofar as any such claim, loss, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used before the effective date of such registration statement, or contained in the prospectus as amended or supplemented if the Company files any amendment thereof or supplement thereto with the Commission, if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current pursuant to the terms hereof, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission, made in such registration statement, or any post-effective amendment thereof, or any such preliminary prospectus, final prospectus or summary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company through an instrument executed by such Holder and stated to be for use therein; provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus is filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person who participates as an underwriter in the offering or sale of Registrable Securities or to any other person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, or to any Holder or director, officer or controlling person thereof, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if such statement or omission was corrected in such final prospectus.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify (in the same manner and to the same extent as provided in Section 4.4(a), without giving effect to the provisos contained therein) the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, or any post-effective amendment thereof, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or any such underwriter through an instrument executed by such Holder stating that it is for use in the preparation of such registration statement, or any post-effective amendment thereof, preliminary prospectus, final prospectus or summary prospectus, or any amendment or supplement thereto; provided that such Holder shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or to any other person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or investigation, action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the time such action is required by the Securities Act if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, each underwriter, each other Holder, any controlling persons thereof and each director or officer thereof, and shall survive the transfer of such securities by such Holder.

              (c) Each party entitled to indemnification under this Section 4.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and to the extent the failure to give such notice is prejudicial to an Indemnifying Party's ability to defend such action. In case any such action is brought against an Indemnified Party, unless and except to the extent that in the reasonable judgment of the Indemnified Party and the Indemnifying Party, based on advice of their respective counsel, a conflict of interest between such Indemnified and Indemnifying Parties exists in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified, to the extent that the Indemnifying Party may wish, with counsel reasonably satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation made at the request of the Indemnifying Party; provided, however, that if such Indemnified Party has a reasonable basis to believe, and does believe, that its interests in such action conflict with those of the Indemnifying Party, the Indemnified Party may so notify such Indemnifying Party and the Indemnifying Party will remain liable to such Indemnified Party for all reasonable fees, costs and expenses incurred by such Indemnified Party in retaining one separate counsel to participate in the defense of such action. No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such action without the consent of such Indemnifying Party, which consent shall not be unreasonably withheld. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              (d) If the indemnification provided for in this Section 4.4 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the aggregate amount paid or payable by such Indemnified Party as a result of such losses, claims, damages,

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liabilities or expenses in such proportions as are appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any expenses reasonably incurred by such Indemnified Party in connection with investigating any such action or claim. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 4.4, notify such party or parties from whom contribution may be sought, and such notice shall be a condition precedent to the other party's or parties' liability under this
Section 4.4 or otherwise.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         4.5  Information by Holder. The Holder or Holders of Registrable
              ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request from time to time in connection with any registration, qualification or compliance referred to in this Agreement.

         4.6  Delay of Registration by a Holder. No Holder shall have any right
              ---------------------------------
to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 4.

         4.7  Effectiveness of Registration Statement. The Company shall not
              ---------------------------------------
submit a request for acceleration of the effectiveness of the registration statement or any amendment or supplement thereto without prior notification of counsel to the Holders.

     5.  Standoff Agreement. In connection with any public offering of the
         ------------------
Company's securities, each Stockholder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, or file (or participate in the filing
of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock (other than those included in the registration), or publicly announce an intention to effect any such transaction, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) (or, if all holders of greater than five percent (5%) of the capital stock of the Company agree to be similarly bound, not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company also agree to such restrictions. The Stockholders agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this
Section 5.

     6.  Amendment.
         ---------

         Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination may be sought. Notwithstanding the foregoing, any provision of this Agreement may be amended, waived, discharged or terminated on behalf of all Stockholders (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of not less than a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with the preceding sentence shall be binding upon each Stockholder and each Holder of Registrable Securities at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     7.  Alternative Distribution.
          ------------------------

         7.1  Private Placement of Securities.
              -------------------------------

              (a) In lieu of effecting the registration provided for pursuant to Section 4, the Company may, at its option, facilitate the sale of such Registrable Securities via a private placement or other sale pursuant to an exemption from the registration requirements of the Exchange Act (a "Private Sale"). In the event the Company elects to effect a Private Sale, it shall:

                   (i) Give notice to the Holders no later than five (5) business days after the date on which the Common Stock of the Company is eligible for registration on Form S-3 that it intends to facilitate a Private Sale (the "Notice");

                   (ii) In the event any Holder does not wish to participate in the Private Sale, such Holder shall notify the Company in writing within five
(5) business days of his receipt of the Notice (the "Rejection"). In the event of any Rejection, such Holder's Registrable Securities shall become Other Shares.

                   (iii) Complete such Private Sale within forty-five (45) days of the date of the Notice and pay the proceeds of such sale to the Holders by wire transfer or check, as directed by the Holder; and

                   (iv) Use reasonable best efforts to obtain the highest sales price for such shares and in the event that the per share proceeds are less than: the greater of (x) eight dollars and seventy five cents ($8.75) or (y) ninety-four percent (94%) of the Average Trading Price (the "Minimum Consideration"), pay to the Holders an amount equal to the difference between the actual consideration for each share and the Minimum Consideration.

              (b) Within ten (10) calendar days of the Notice, each Holder shall deliver to the Company the certificates representing the Registrable Securities, along with such powers of attorney or other documentation necessary or useful to facilitate such Private Sale.

              (c) The Company shall not charge any fee for facilitating the sale, and shall reduce the sales proceeds only by such out of pocket expenses directly related to such Private Sale.

              (d) Upon the completion of such Private Sale, no capital stock shall constitute Registrable Securities under this Agreement, and the Company shall have no further obligation under Section 4.

         7.2  Company Registration.
              --------------------

              (a)  Notice of Registration. If at any time the Company shall
                   ----------------------
determine to register any of its equity securities under the Securities Act for sale for cash, whether for its own account or the account of any of its security holders or both, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction,
(iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, (iv) on a Form S-4, Form S-8 or any successor or similar forms or any registration form that does not permit secondary sales or (iv) a registration pursuant to an agreement which, by its terms, would prohibit the inclusion of the Registrable Securities or Other Shares, unless such prohibition is waived, the Company will:

                   (i)  give to each Holder written notice thereof; and

                   (ii) subject to the terms of this Agreement, use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities and, to the extent specified in a written request or requests made within ten (10) business days after receipt of such written notice from the Company, by any Holder such Other Shares as may be requested to be included in such registration; provided that the provisions of this Section 7.2(a) are subject in all respects to the provisions of Section 7.2(b) regarding underwritten offerings.

     Upon receipt of the notice provided under Section 7.2(a)(i), each Holder shall provide for registration any Registrable Securities then held, and shall take all reasonable efforts to assist in the registration of such Registrable Securities pursuant to this Section 7.2.

     Notwithstanding anything to the contrary contained herein, the Company shall have no obligation to include Registrable Securities or, unless so requested by a Holder after delivery of a notice as provided in Section 7.2(a), no obligation to include Other Shares in any registration pursuant to this
Section 7.2(a).

          (b)  Underwriting. If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 7.2(a)(i). In such event the right of any Holder to registration pursuant to this Section 7.2 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities and Other Shares in the underwriting shall be limited to the extent provided herein.

     All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 7.2, if the managing underwriter of such underwritten offering advises the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company may exclude some or all of the Registrable Securities and Other Shares from such registration and underwriting. The Company shall so advise all Holders distributing their securities through such registration and underwriting of the number of shares that may be included in the registration, if any, and the underwriting shall be allocated first to the Company, second to any holder of capital stock that is subject to any agreement that by its terms would give any other person priority over the Holders, and third to the Holders and such holders of capital stock that are subject to any agreement which by its terms grants rights not in priority over the Holders ("Other Holders") (with such shares being allocated among all Holders and Other Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and Other Shares initially sought to be registered by such Holders and Other Holders in connection with such registration; provided, that among the Holders (but not the Other Holders), the Company shall register all Registrable Securities prior to registering any Other Shares; and provided, further, that for any registration statement filed on or before August 3, 2002 on Form S-1 (the "Secondary S-1"), the Company shall use reasonable best effort to include the Registered Shares in such offerng and the underwriting shall be allocated first to the Company, second to individuals designated by the Company, third to the Holders with respect to Registrable Shares (and not with respect to the Other Shares) and fourth to the Other Holders.

     If any Holder disapproves of the terms of the underwriting, such Holder may elect as its sole remedy to withdraw therefrom by written notice, given not less than thirty (30) days prior to the expected effective date of the registration statement filed in connection with such offering, to the Company and the managing underwriter. If any Holder does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company or the managing underwriter and upon their exclusion, any Registrable Securities shall become Other Shares and shall no longer be Registrable Securities. No Registrable Securities or Other Shares excluded from the underwriting by reason of the managing underwriter's marketing limitation or otherwise withdrawn from the underwriting shall be included in such registration. Any securities excluded or withdrawn from an underwriting shall be withdrawn from such registration, and shall continue to be subject to the terms of this Agreement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

          7.3  Right to Terminate or Delay Registration. The Company shall have
               ----------------------------------------
the right to terminate or withdraw any registration initiated by it under this
Section 7.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. If, at any time after delivery of a notice of registration pursuant to Section 7.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to delay registration of its securities, the Company may in its sole discretion delay such registration upon notice of such determination to each Holder, and the Company shall be permitted to delay registering any Registrable Securities or Other Shares for any period it deems necessary in its reasonable discretion; provided, however, any Holder may withdraw from registration any Registrable Securities not registered within one hundred twenty (120) days of receipt of notice of registration pursuant to Section 7.1(a) and such shares shall continue to constitute Registrable Securities.

          7.4  Termination of Registration Rights. The registration rights
               ----------------------------------
granted pursuant to this Section 7 shall terminate as to each Holder at such time that all Other Shares held by such Holder may, in the opinion of counsel to the Company (which opinion shall be addressed and rendered to such Holder), be sold within a given three (3) month period pursuant to Rule 144.

     8.   Governing Law. This Agreement and the legal relations between the
          -------------
parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Delaware matters with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

     9.   Entire Agreement; Assignment. This Agreement, together with all
          ----------------------------
Exhibits hereto, constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein. Any such waiver, modification, amendment, discharge or termination shall be binding on all Stockholders. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto; provided that no Stockholder may transfer or assign its rights hereunder to any person unless such person agrees in writing to be bound by and to perform all of the terms and conditions of this Agreement, and provided, further, that the rights Sections 4 and 7 shall only be transferable to a party that receives in such transfer fifty thousand (50,000) shares of Registrable Shares and Other Shares in the aggregate. Any attempted transfer or assignment in violation of any provision of this Agreement shall be null and void and of no force or effect and the Company shall not be required to recognize any assignee as a Stockholder under this Agreement.

     10.  Notices.  All notices, demands and other communications required or
          -------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, return receipt requested, addressed (a) if to a Stockholder, at such Stockholder's address as set forth on the Schedule of Stockholders attached hereto, or at such other address as such Stockholder shall have furnished to the Company in writing in accordance with this

Section 10, (b) if to the Company, at its principal office, with a copy to John
V. Roos, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304. Any party may designate a different address to which notices, demands or other communications shall thereafter be directed and such designation shall be made by written notice given in the manner hereinabove required.

     11.  Legended Certificates
          ---------------------

          11.1 Each certificate representing Common Stock or additional shares received upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 3 above) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

          11.2 Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent for the Common Stock in order to implement the restrictions on transfer established in this Agreement.

     12.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     13.  Titles and Subtitles. The titles of the paragraphs and subparagraphs
          --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     14.  Rights; Separability.  Unless otherwise expressly provided herein, a
          --------------------
Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     15.  Information Confidential.  Each Stockholder acknowledges that the
          ------------------------
information received by them pursuant hereto may be confidential and for its use only, and it will not use any such confidential information in violation of the Securities Act, the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Stockholder is required to disclose such information by a governmental body.

           (The remainder of this page is left intentionally blank.)

     IN WITNESS WHEREOF, the foregoing agreement is hereby executed as of the date first above written.


                                       "COMPANY"

                                       LANTRONIX, INC.

                                       By: /s/ STEVEN V. COTTON
                                          ______________________________________
                                          Name: Steven V. Cotton
                                          Title: Chief Financial Officer


                                       "STOCKHOLDERS"


                                                 /s/ DAVID B. CHEEVER
                                       _________________________________________
                                                       (Signature)


                                                    David B. Cheever
                                       _________________________________________
                                                     (Printed Name)

                                       _________________________________________
                                        (Title and name of entity, if signing
                                                     for an entity)




                 (Signature page to Investor Rights Agreement)

     IN WITNESS WHEREOF, the foregoing agreement is hereby executed as of the date first above written.


                                       "COMPANY"

                                       LANTRONIX, INC.

                                       By: /s/ STEVEN V. COTTON
                                          ______________________________________
                                          Name: Steven V. Cotton
                                          Title: Chief Financial Officer


                                       "STOCKHOLDERS"


                                                /s/ PETER T. HENDERSON
                                       _________________________________________
                                                       (Signature)


                                                   Peter T. Henderson
                                       _________________________________________
                                                     (Printed Name)

                                       _________________________________________
                                        (Title and name of entity, if signing
                                                     for an entity)




                 (Signature page to Investor Rights Agreement)

     IN WITNESS WHEREOF, the foregoing agreement is hereby executed as of the date first above written.


                                       "COMPANY"

                                       LANTRONIX, INC.

                                       By: /s/ STEVEN V. COTTON
                                          ______________________________________
                                          Name: Steven V. Cotton
                                          Title: Chief Financial Officer


                                       "STOCKHOLDERS"


                                                   /s/ ROSS D. CAPEN
                                       _________________________________________
                                                       (Signature)


                                                      Ross D. Capen
                                       _________________________________________
                                                     (Printed Name)

                                       _________________________________________
                                        (Title and name of entity, if signing
                                                     for an entity)




                 (Signature page to Investor Rights Agreement)

     IN WITNESS WHEREOF, the foregoing agreement is hereby executed as of the date first above written.


                                       "COMPANY"

                                       LANTRONIX, INC.

                                       By: /s/ STEVEN V. COTTON
                                          ______________________________________
                                          Name: Steven V. Cotton
                                          Title: Chief Financial Officer


                                       "STOCKHOLDERS"


                                                  /s/ KEVIN F. KEEFE
                                       _________________________________________
                                                       (Signature)


                                                     Kevin F. Keefe
                                       _________________________________________
                                                     (Printed Name)

                                       _________________________________________
                                        (Title and name of entity, if signing
                                                     for an entity)




                 (Signature page to Investor Rights Agreement)

     IN WITNESS WHEREOF, the foregoing agreement is hereby executed as of the date first above written.


                                       "COMPANY"

                                       LANTRONIX, INC.

                                       By: /s/ STEVEN V. COTTON
                                          ______________________________________
                                          Name: Steven V. Cotton
                                          Title: Chief Financial Officer


                                       "STOCKHOLDERS"


                                               /s/ MICHAEL L. CANESTRI
                                       _________________________________________
                                                       (Signature)


                                                  Michael L. Canestri
                                       _________________________________________
                                                     (Printed Name)

                                       _________________________________________
                                        (Title and name of entity, if signing
                                                     for an entity)




                 (Signature page to Investor Rights Agreement)

                                  SCHEDULE I

                                                             Total Number of
                       Number of        Number of        Common Stock held as of
        Name         Other Shares   Registrable Shares      the Effective Date
-------------------  ------------   ------------------   -----------------------
Michael L. Canestri     560,714          125,000                  685,714
Ross D. Capen           560,714          125,000                  685,714
David B. Cheever        560,714          125,000                  685,714
Peter T. Henderson      560,714          125,000                  685,714
Kevin F. Keefe          560,714          125,000                  685,714